NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF LIMITED PARTNERSHIP UNITS
OF
REEVES TELECOM LIMITED PARTNERSHIP
AND UNEXCHANGED SHARES
OF REEVES TELECOM CORPORATION (THE PARTNERSHIP’S PREDECESSOR)
PURSUANT TO THE AMENDED OFFER TO PURCHASE DATED SEPTEMBER 7, 2006
OF
REEVES TELECOM ACQUISITION CORP.
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON FRIDAY, SEPTEMBER 22, 2006, UNLESS THE OFFER IS EXTENDED

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if: (a) the certificates for limited partnership units (the “Units”) of Reeves Telecom Limited Partnership, a South Carolina limited partnership (the “Partnership”), or unexchanged shares of common stock (the “Shares”) of Reeves Telecom Corporation (the “”Corporation”), the Partnership’s predecessor, are not immediately available; (b) the procedure for book-entry transfer cannot be completed on a timely basis; or (c) time will not permit all documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the expiration date of the Offer.

This form, properly completed and duly executed, may be delivered by hand or transmitted by mail or, for Eligible Institutions only (as defined in the Amended Offer to Purchase), by facsimile transmission, to the Depositary. See Section 3 of the Amended Offer to Purchase dated September 7, 2006. The Eligible Institution which completes this form must communicate the guarantee to the Depositary at or prior to 5:00 P.M., Eastern Daylight Time, on the expiration date and must deliver the Letter of Transmittal and certificates for Units and/or Shares (or confirmation of book-entry transfer) to the Depositary within three New York Stock Exchange trading days after the expiration date. Failure to do so could result in a financial loss to such eligible Institution.

To: Mellon Investor Services LLC, Depositary

By Mail: Mellon Investor Services LLC Attn: Reorganization Department P.O. Box 3448 South Hackensack, NJ 07606	By Overnight Courier: Mellon Investor Services LLC Attn: Reorganization Department 480 Washington Boulevard Mail Drop - Reorg Jersey City, NJ 07310	By Hand: Mellon Investor Services LLC Attn: Reorganization Department 120 Broadway, 13th Floor New York, NY 10271

By Facsimile Transmission
(For Eligible Institutions Only):
(201) 296-4293
Confirm receipt of Notice of Facsimile:
(201) 296-4860

The Information agent for the Offer is:

Mellon Investor Services LLC
480 Washington Boulevard
Jersey City, NJ 07310
Please Call Toll-Free (866) 870-8964

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than as set forth above, will not constitute a valid delivery to the Depositary.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Amended Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Ladies and Gentlemen:

The undersigned hereby tenders to Reeves Telecom Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Amended Offer to Purchase dated September 7, 2006 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Units of the Partnership and/or Shares of the Corporation, set forth below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Amended Offer to Purchase.

 _________________________________________________
Name(s) (Please Print)

 _________________________________________________

 _________________________________________________
Street Address(es)

 _________________________________________________
City and State                                                 ZIP Code

 _________________________________________________
Area Code and Telephone Number

 X _______________________________________________

 X _______________________________________________
Signature(s)

 __________________________________________________
Number of Units and/or Shares

 __________________________________________________
Certificate Number(s) (if available)

Indicate account number at Book-Entry Transfer Facility if Units will be tendered by book-entry transfer:

 _________________________________________________
Account Number

 Dated: ______________________________________, 2006

 Dated: ______________________________________, 2006

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a participant or member of the Securities Transfer Agents Medallion Program, guarantees that (a) the above named person (s) has a “net long position” in the Units and/or Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) such tender of Units and/or Shares complies with Rule 14e-4, and (c) the undersigned will deliver to the Depositary, at one of the addresses set forth above, (i) certificate(s) for the Units of the Partnership or Shares of the Corporation, tendered hereby, in proper form for transfer, or (ii) a confirmation that the Units and/or Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in the Amended Offer to Purchase, in each case, together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the expiration date of the Offer.

_________________________________________________
Name of Firm

_________________________________________________

_________________________________________________
Street Address(es)

_________________________________________________
City and State ZIP Code

_________________________________________________
Area Code and Telephone Number

X _______________________________________________
Authorized Signature

_________________________________________________
Name (Please Print)

_________________________________________________
Title

Dated: ______________________________________, 2006

DO NOT SEND CERTIFICATES FOR UNITS OR SHARES WITH THIS FORM.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.